EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form 10-SB of our report dated June 7, 2000, which contains an emphasis of matter paragraph regarding going concern considerations, relating to the financial statements of Gifts of Learning Foundation, Inc. d/b/a Kids Golf appearing in such Registration Statement.

                            RACHLIN COHEN & HOLTZ LLP

Fort Lauderdale, Florida
August 2, 2000